Consent of Independent Registered Public Accounting Firm

To the Board of Trustees of the

Allianz Variable Insurance Products Fund of Funds Trust:

We consent to the use of our report dated February 23, 2011 for the Allianz Variable Insurance Products Fund of Funds Trust, incorporated by reference herein, and to the references to our firm under the headings "Financial  Highlights" in the Prospectus and "Independent Registered Public Accounting  Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio

April 25, 2011